SECURITIES PURCHASE AGREEMENT
                                      AMONG
                               PALAIS ROYAL, INC.
                                       AND
                                  ROGER S. VAIL
                                 SHARON K. VAIL
                               JAMES L. STAINBROOK
                                MELISSA A. UHLMAN
                               FRED W. UHLMAN, JR.
                                ROBERT M. UHLMAN
                                       AND
                                VIRGINIA U. NADER

                                  MAY __, 1996


                                TABLE OF CONTENTS

                                                                           PAGE
SECTION 1.        DEFINITIONS................................................1

SECTION 2.        THE BASIC TRANSACTION......................................7
         (a)      Purchase and Sale of Shares................................7
         (b)      Assumption of Liabilities/Transfer of Assets...............7
         (c)      Escrow.....................................................7
         (d)      Purchase Price.............................................7
         (e)      Other Transactions at Closing..............................7
         (f)      The Closing................................................8
         (g)      Deliveries at the Closing..................................8
         (h)      Merger.....................................................8

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE SELLERS..............9
         (a)      Capacity of Sellers........................................9
         (b)      Valid and Binding..........................................9
         (c)      Noncontravention...........................................9
         (d)      Brokers' Fees.............................................10
         (e)      Shares....................................................10
         (f)      Organization, Qualification, Corporate Power..............10
         (g)      Capitalization............................................10
         (h)      Noncontravention..........................................11
         (i)      Brokers' Fees.............................................11
         (j)      Title to Assets...........................................11
         (k)      Subsidiaries..............................................11
         (l)      Financial Statements......................................11
         (m)      Recent Events.............................................12
         (n)      Undisclosed Liabilities...................................14
         (o)      Legal Compliance..........................................15
         (p)      Tax Matters...............................................15
         (q)      Real Property.............................................16
         (r)      Intellectual Property.....................................19
         (s)      Tangible Assets...........................................20
         (t)      Inventory.................................................20
         (u)      Contracts.................................................21
         (v)      Notes and Accounts Receivable/Payable.....................22
         (w)      Powers of Attorney........................................22
         (x)      Insurance.................................................23
         (y)      Litigation................................................23
         (z)      Product Liability.........................................24
         (aa)     Employees.................................................24
         (bb)     Employee Benefits.........................................24
         (cc)     Guaranties................................................27
         (dd)     Environment, Health, and Safety...........................27
         (ee)     Certain Business Relationships With the Seller............27

         (ff)     Disclosure................................................28

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE BUYER...............28
         (a)      Organization of the Buyer.................................28
         (b)      Authorization of Transaction..............................28
         (c)      Noncontravention..........................................28
         (d)      Brokers' Fees.............................................29
         (e)      Investment................................................29
         (f)      Financial Statements......................................29

SECTION 5.        PRE-CLOSING COVENANTS.....................................29
         (a)      General...................................................29
         (b)      Notices and Consents......................................29
         (c)      Operation of Business.....................................30
         (d)      Preservation of Business..................................30
         (e)      Full Access...............................................30
         (f)      Notice of Developments....................................31
         (g)      Exclusivity...............................................31
         (h)      Closing Books.............................................31

SECTION 6.        CONDITIONS TO CLOSING.....................................31
         (a)      Conditions to Obligation of the Buyer.....................31
         (b)      Conditions to Obligation of the Sellers...................34

SECTION 7.        POST-CLOSING COVENANTS....................................35
         (a)      General...................................................35
         (b)      Litigation Support........................................35
         (c)      Transition................................................35
         (d)      Confidentiality...........................................36
         (e)      Covenant Not to Compete...................................36
         (f)      Severance Benefits to Certain Employees...................37
         (g)      Termination of Certain Benefit Plans......................38
         (h)      Continuation of Insurance.................................39
         (i)      Miscellaneous Indemnities.................................39

SECTION 8.        TAX MATTERS...............................................40
         (a)      Section 338(h)(10) Election...............................40
         (b)      Tax Periods Beginning Before and Ending After the
                  Closing Date..............................................40
         (c)      Cooperation on Tax Matters................................40
         (d)      Certain Taxes.............................................41
         (e)      Allocation of Purchase Price..............................41

SECTION 9.        SURVIVAL AND INDEMNITY....................................41
         (a)      Survival of Representations and Warranties................41
         (b)      Indemnification Provisions for Benefit of the Buyer
                   .........................................................42
         (c)      Maximum Liability for Certain Breaches....................42
         (d)      Satisfaction of Claims....................................42

         (e)      Indemnification Provisions for Benefit of the Sellers.
                   .........................................................43
         (f)      Matters Involving Third Parties...........................43
         (g)      Determination of Adverse Consequences.....................45
         (h)      Indemnification Provisions Exclusive......................45

SECTION 10.       TERMINATION...............................................45
         (a)      Termination of Agreement..................................45
         (b)      Effect of Termination.....................................45

SECTION 11.       MISCELLANEOUS.............................................46
         (a)      Press Releases and Public Announcements...................46
         (b)      No Third Party Beneficiaries..............................46
         (c)      Entire Agreement..........................................46
         (d)      Succession and Assignment.................................46
         (e)      Counterparts..............................................46
         (f)      Headings..................................................46
         (g)      Notices...................................................47
         (h)      Sellers' Representative...................................47
         (i)      Governing Law.............................................48
         (j)      Amendments and Waivers....................................48
         (k)      Severability..............................................48
         (l)      Expenses..................................................49
         (m)      Construction..............................................49
         (n)      Incorporation of Exhibits and Schedules...................49
         (o)      Specific Performance......................................49
         (p)      Submission to Jurisdiction................................49

SCHEDULE 1-A      EXCLUDED ASSETS
SCHEDULE 1-B      STOCKHOLDER NOTES
SCHEDULE 1-C      TRUCKING BUSINESS EMPLOYEES
SCHEDULE 1-D      EQUIPMENT LEASES
SCHEDULE 4(F)     SRI FINANCIAL STATEMENTS
SCHEDULE 7(F)     SEVERANCE BENEFITS

EXHIBIT A-1, A-2           -        FORM OF RELATED PARTY LEASES
EXHIBIT B                  -        FORM OF ASSUMPTION AGREEMENT
EXHIBIT C                  -        HISTORICAL FINANCIAL STATEMENTS
EXHIBIT D                  -        FORM OF ESCROW AGREEMENT
EXHIBIT E                  -        FORM OF INTERIM SERVICES AGREEMENT

DISCLOSURE SCHEDULE        -        EXCEPTIONS TO REPRESENTATIONS AND
                                    WARRANTIES

                          SECURITIES PURCHASE AGREEMENT

         Agreement entered into as of May __, 1996, by and among Palais Royal, Inc. a Texas corporation (the "BUYER"), Roger S. Vail
("VAIL") and Sharon K. Vail, James L. Stainbrook, Melissa A.
Uhlman, Fred W. Uhlman, Jr., Robert M. Uhlman and Virginia U. Nader (together with Vail, the "SELLERS"). The Buyer and the Sellers are referred to collectively herein as the "PARTIES."

         This Agreement contemplates a transaction in which the Buyer will purchase all of the shares of capital stock of Uhlmans Inc., an Ohio corporation (the "COMPANY") from the Sellers for cash.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         SECTION 1.        DEFINITIONS.

                  "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

                  "ADVERSE CONSEQUENCES" means damages, dues, penalties, fines, costs, amounts paid in settlement, losses, expenses and fees suffered or paid by any Person to the extent such amounts are not recovered by such Person from its insurers.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

                  "ASSUMED LIABILITIES" means (i) any Liability existing or arising in respect of any Excluded Asset, any Trucking Business Employee or the Trucking Business and (ii) all costs and expenses of the Company in connection with this Agreement and the transactions contemplated hereby other than the professional fees of Ernst & Young, L.L.P. payable with respect to the preparation of the financial statements delivered pursuant to ss. 3(l) or ss. 6(a)(xiv).

                  "AVAILABLE EMPLOYEES" means all of the Company's employees other than the Sellers (excluding Melissa Uhlman), the Trucking Business Employees and any employee who is absent from work due to long-term (i.e., more than 45 days) disability (not including maternity leave) or who is on job discontinuance.

                  "BANK AGREEMENT" means the Loan Agreement between the Company, National City Bank, NBD Bank, N.A. and National City Bank Northwest dated June 1, 1995, as amended through February 1, 1996.

                  "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "CLOSING" has the meaning set forth in ss.2(f) below.

                  "CLOSING DATE" has the meaning set forth in ss.2(f) below.

                  "CLOSING FINANCIAL STATEMENTS" means the unaudited balance sheet and statements of income, changes in stockholders equity and cash flow for the Company for that portion of the fiscal year commencing on February 3, 1996 and ending on the fiscal month immediately preceding the Closing Date by at least 15 days, prepared in accordance with GAAP.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "DEFINED BENEFIT PLAN" means the Retirement Benefit Plan for Employees of Fred W. Uhlman & Co.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 below.

                  "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

                  "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  "EQUIPMENT LEASES" means the leasehold improvement lease between Milliken Partners Limited Partnership and the Company for the Big Rapids, Michigan store and the leasehold improvement lease between First Weston, Ltd. and the Company for the Delaware, Ohio store, copies of which are attached as SCHEDULE 1-D.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW AGREEMENT" means the escrow agreement to be entered into between the Buyer, the Sellers and the escrow agent named therein in the form attached as EXHIBIT D.

                  "EXCLUDED ASSETS" means the assets described on Schedule 1-A attached hereto, being the assets associated with the Trucking Business and various other assets.

                  "EXECUTIVE COMPENSATION AGREEMENTS" means the Stock Appreciation Rights granted by the Company to Mason and to Steketee dated April 6, 1994, and the Employment Protection Agreement between the Company and Steketee dated April 6, 1994.

                  "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                  "FIDUCIARY" has the meaning set forth in ERISA ss.3(21).

                  "FINANCIAL STATEMENTS" means, as of the date hereof, the financial statements referred to in ss.3(l)below and, as of the Closing Date, the Closing Financial Statements.

                  "FUNDED DEBT" means bank term and revolver, Stockholder Notes and all other notes and obligations of the Company as described in note 2 of the Company's Most Recent Balance Sheet (including the current maturities portion of all such debt).

                  "GAAP" means United States generally accepted accounting principles as at the date of this Agreement.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INTELLECTUAL PROPERTY" means all of the following which are owned by, issued to or licensed to the Company, together with all income, royalties, damages and payments due or payable in respect thereof as of the Closing or thereafter: patents, patent applications and inventions and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith; copyrights; and all registrations, applications and renewals for any of the foregoing; trade secrets, know-how, confidential and proprietary information, customer and supplier lists and related information; all other proprietary rights including all rights associated with the credit card business of the Company; and computer software (including, without limitation, data and related documentation).

                  "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "MASON" means James Mason.

                  "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

                  "MOST RECENT FINANCIAL STATEMENTS" means the audited balance sheet as at the Most Recent Fiscal Year End and statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended.

                  "MOST RECENT FISCAL YEAR END" means February 3, 1996.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA ss.3(37).

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PARENT" means Specialty Retailers, Inc., a Delaware corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMITTED TAX DISTRIBUTION" means: (i) the September 1995 distribution to Sellers for their Subchapter S tax liability for the fiscal year ended January 31, 1995 as disclosed in the Most Recent Financial Statements;
(ii) the distribution to be made by the Company to the Sellers prior to the Closing in an amount computed in the Ordinary Course of Business to cover Sellers' Subchapter S tax liability for the fiscal year of the Company ended February 3, 1996; and (iii) any distribution approved of in writing by the Buyer which may be necessary to be made at or before Closing to pay Sellers' Subchapter S taxes on income of the Company though the Closing computed in the Ordinary Course of Business (specifically excluding any gain associated with an election under ss.338(h)(10) of the Code).

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA ss.406 and Code ss.4975.

                  "PURCHASE PRICE" has the meaning set forth in ss.2(d) below.

                  "RELATED PARTY LEASES" means the master leases between the Company and First Weston, Ltd. and Milliken Partners Limited
Partnership, respectively, dated the Closing Date and in the forms attached as EXHIBITS A-1 and A-2, respectively.

                  "REPORTABLE EVENT" has the meaning set forth in ERISA ss.4043.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.
                                      -5-

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SELLERS' KNOWLEDGE" means the knowledge of any of the Sellers, Mason, Steketee or Pier Borra.

                  "SHARES" means the 8,271 shares of common stock of the Company.

                  "STEKETEE" means Richard W. Steketee, Jr.

                  "STOCKHOLDER NOTES" means the promissory notes listed on
Schedule 1-B.

                  "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "SURVEY" has the meaning set forth in ss.6(i) below.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TRUCKING BUSINESS" means the business currently conducted with the assets comprising of trucks, trailers and related tools, supplies and miscellaneous equipment used in the Company's trucking operation, including: owned and leased tractors and trailers, the receivables related to such trucking operations, the Trucking Business Employees and each and every Liability and obligation of the Company related thereto, including, but not limited to, equipment leases and real property rental arrangements for the Company's truck garage on Napoleon Road in Bowling Green, Ohio.

                  "TRUCKING BUSINESS EMPLOYEES" means those employees of the Company listed on Schedule 1-C.


         SECTION 2.        THE BASIC TRANSACTION.

                  (a) PURCHASE AND SALE OF SHARES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, and deliver to the Buyer, all of the Shares at the Closing for the consideration specified below in this ss.2.

                  (b) ASSUMPTION OF LIABILITIES/TRANSFER OF ASSETS. On and subject to the terms and conditions of this Agreement, the Sellers agree to cause the transfer of the Excluded Assets out of the Company and to assume and become responsible for all of the Assumed Liabilities at or prior to the Closing.

                  (c) ESCROW.

                  (i) On the date of this Agreement, the Buyer shall pay into escrow pursuant to the terms of the Escrow Agreement the amount of $400,000.00, which amount shall be held and distributed in accordance with the terms of the Escrow Agreement.

                  (ii) On the Closing Date, the Buyer shall pay into escrow on behalf of the Sellers and pursuant to the terms of the Escrow Agreement the amount of $600,000.00, which amount shall be held and distributed in accordance with the terms of the Escrow Agreement.

                  (d) PURCHASE PRICE. The Buyer agrees to pay to the Sellers at the Closing $12,000,000 LESS (i) $416,000, being the estimated amount of the unfunded deficiency in the Company's Defined Benefit Plan as at December 31, 1995 and (ii) the amounts paid into escrow by the Buyer pursuant to ss.2(c) above (the "PURCHASE PRICE"). The Purchase Price is payable by wire transfer or delivery of other immediately available funds to such account as the Sellers may specify.

                  (e) OTHER TRANSACTIONS AT CLOSING. The Buyer agrees to cause the Company to pay at Closing by certified or bank check:

                           (i) STOCK APPRECIATION RIGHTS; to Mason the amount of
                  $20,628.00 and to Steketee the amount of $6,590.00 as consideration for the repurchase from Mason and Steketee respectively of the stock appreciation rights granted to each of them as though fully vested;

                           (ii) STOCKHOLDER NOTES; to each of the holders of the
                  Stockholder Notes, the balance outstanding with respect to such holder's Stockholder Note including accrued interest;

                           (iii) EQUIPMENT LEASES; to the lessors under the
                  Equipment Leases, the amount required to purchase the equipment subject thereto; and

                           (iv) BANK AGREEMENT; to the lender thereunder, all
                  amounts required to repay the indebtedness outstanding under the Bank Agreement.

                  (f) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at a place acceptable to the parties hereto commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

                  (g) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the certificates in respect of the Shares together with executed stock powers in relation thereto and the documents referred to in ss.6(a); and (ii) the Buyer will deliver to the Sellers the consideration specified in ss.2(d) above and the documents referred to in ss.6(b).

                  (h) MERGER. At the Closing or as soon as practical thereafter, the Company shall be merged with and into the Buyer (the "Merger") and the separate corporate existence of the Company shall thereupon cease. The Buyer shall be the surviving corporation in the Merger and shall continue to be governed by the Texas Business Corporation Act (the "TBCA"). The separate corporate existence of the Buyer with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The parties hereto shall cause a certificate of merger (the "Certificate of Merger"), meeting the requirements of Section 5.04 of the TBCA, to be properly executed and filed in accordance with the TBCA and shall cause the execution and filing of any further documentation required by Ohio General Corporation Law (including

Section 1701.81 thereof) with respect to the Merger. The Merger shall be effective at the time and on the date of the filing of the Certificate of Merger in accordance with the TBCA, or at such other time and date as may be specified in the Certificate of Merger.


         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

         Each of the Sellers represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Buyer, and Vail and Stainbrook on behalf of the Sellers (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

                  (a) CAPACITY OF SELLERS. Each of the Sellers has full legal capacity, power and authority to enter into, execute and deliver this Agreement and to perform his or her obligations hereunder.

                  (b) VALID AND BINDING. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which any Seller is bound or to which any Seller's assets are subject (or result in the imposition of any Security Interest upon any such assets). No Seller is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

                  (d) BROKERS' FEES. No Seller has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (e) SHARES. Except for pledges to secure borrowings by any Seller which will be released at Closing, each Seller holds of record and owns beneficially the number of Shares set forth next to his or its name in ss.3(e) of the Disclosure Schedules, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  (f) ORGANIZATION, QUALIFICATION, CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.ss.3(f) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and code of regulations of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its articles of incorporation or code of regulations.

                  (g) CAPITALIZATION. The Shares comprise the entire authorized capital stock of the Company. All of the Shares are issued and outstanding, have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in ss.3(e) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

                  (h) NONCONTRAVENTION. Except as set forth in ss.3(h) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rules, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except as described in ss.5(b).

                  (i) BROKERS' FEES. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (j) TITLE TO ASSETS. Subject to the qualifications set forth in ss.3(q) in respect of any interests in real property, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                  (k) SUBSIDIARIES. The Company has no Subsidiaries.

                  (l) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT C are audited balance sheets and statements of income, changes in stockholder's equity, and cash flow as of and for the fiscal years ended January 31, 1994, January 31, 1995, and February 3, 1996 for the Company prepared in accordance with Regulation S-X of the Securities Act together with an unqualified report of independent auditors Ernst & Young L.L.P. in respect thereof. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete).

                  (m) RECENT EVENTS. Since January 31, 1995, other than as specifically disclosed in the Most Recent Financial Statements and seasonal losses since February 3, 1996 consistent with the Company's performance in recent years, there has not been any material adverse change in the business, financial condition, operations, results of operations, or currently anticipated prospects of the Company. Without limiting the generality of the foregoing, since that date:

                           (i) other than any disposition of the Excluded Assets, the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                      (ii) other than with respect to the Excluded Assets, renewals of leases in the Ordinary Course of Business and a lease for additional space at Cadillac, Michigan, the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving annual payments of more than $10,000 or outside the Ordinary Course of Business;

                     (iii) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which it is bound;

                      (iv) other than in respect of the Company's security system, the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                      (v) other than in respect of leasehold improvements to the Company's Big Rapids, Michigan store, the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                      (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                      (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $10,000 in the aggregate (other than pursuant to the revolving credit facility provided for in the Bank Agreement);

                      (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                      (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                      (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                      (xi) there has been no change made or authorized in the articles of incorporation or code of regulations of the Company which has not been disclosed under ss.3(f);

                      (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                      (xiii) other than a Permitted Tax Distribution, the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                     (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000;

                      (xv) other than any disposition of the Excluded Assets, the Related Party Leases, the Equipment Leases and advances which have been repaid prior to the date hereof, the Company has not made any loan to, or entered into any other transaction with, the Sellers or any of their respective Affiliates outside the Ordinary Course of Business;

                     (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                    (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                   (xviii) other than the adoption of a ss.401(k) Plan (and any vesting thereunder), the granting of amounts under the Executive Compensation Agreements and, the payment of bonuses for the fiscal years 1995 and 1996 in the Ordinary Course of Business, the Company has not granted, adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                     (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xx) other than contributions aggregating not more than $10,000 per year, the Company has not made or pledged to make any charitable or other contribution;

                     (xxi) the Company has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which if not so paid would have constituted an Assumed Liability as of the Closing other than normal payments on such obligations in the Ordinary Course of Business;

                    (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

                   (xxiii) the Company has not committed to any of the foregoing.

                  (n) UNDISCLOSED LIABILITIES. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) the Liabilities described in ss.7(f) and Schedule 3(n).

                  (o) LEGAL COMPLIANCE. To Sellers' Knowledge each of the Company, its predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (p)      TAX MATTERS.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. The Company has no Liability for any claim, assessed or otherwise, made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Sellers or any directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. ss.3(p) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller shall deliver to the Buyer within 10 days after the date of this Agreement correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1991.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) The unpaid Taxes of the Company, including any such Taxes that may arise as a result of the Closing pursuant to Code ss.1374, do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

                  (vi) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstance could oblige it to make any payment that will not be deductible under Code ss.280G. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

                  (vii) The Company (i) has made a timely and valid election to be treated as an "S corporation" for federal and all applicable state and local tax law purposes effective on February 1, 1987, (ii) has maintained its status as a "small business corporation" within the meaning of section 1361(b) of the Code, or any comparable provision of state or local law, at all times since the effective date of such election, and (iii) at no time since such date has such S corporation election been terminated or revoked pursuant to section 1362 of the Code or any comparable provision of state or local law.

                  (viii) SCHEDULE 3(P)(VIII) accurately and completely sets forth the Company's adjusted tax basis in its assets as at the Most Recent Fiscal Year End.

                  (q) REAL PROPERTY.

                  (i) The Company owns no real property. ss.3(q)(i) of the Disclosure Schedule lists and includes a legal description of all real property that is the subject of the Related Party Leases.

With respect to each such parcel of real property, except as disclosed in ss.3(q)(i) of the Disclosure Schedule:

                           (A) the identified owner has good title to the parcel
                  of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for real estate mortgages, installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use or occupancy of the property subject thereto;

                           (B) there are no pending or, to the Sellers'
                  Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use or occupancy thereof;

                           (C) to the Sellers' Knowledge the buildings and other
                  improvements located on such parcel (together, the "IMPROVEMENTS") have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (D) other than the Related Party Leases and the
                  leases for other space in the Improvements and agreements for leased departments, in each case as detailed on ss.3(q)(i) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                           (E) there are no outstanding options or rights of
                  first refusal to anyone other than the Company to purchase the parcel of real property, or any portion thereof or interest therein;

                           (F) except for the operators of leased departments
                  and the tenants of other space in the Improvements specified on ss.3(q)(i) of the Disclosure Schedule there are no parties in possession of the parcel of real property, other than the Company as tenant under the Related Party Leases;

                           (G) all Improvements are supplied with utilities and other services necessary for their operation; and

                           (H) each parcel of real property abuts on and has
                  direct vehicular access to a paved public road.

                      (ii) ss.3(q)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. ss.3(q)(ii) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with ss.5(h)(ii) below. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in ss.3(q)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.3(q)(ii) of the Disclosure Schedule:

                           (A) the lease or sublease is legal, valid, binding,
                  enforceable, and in full force and effect subject to the rights of creditors generally under applicable laws and to the rights of any prior mortgagees of the fee interest in the property which is the subject of the lease or sublease;

                           (B) upon receipt of any landlord consents identified
                  as necessary on ss.3(q)(ii) of the Disclosure Schedule, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to the rights of creditors generally under applicable laws and to the rights of any prior mortgagees of the fee interest in the property which is the subject of the lease or sublease;

                           (C) no party to the lease or sublease is in breach or
                  default, and to the Sellers' Knowledge no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the lease or sublease has repudiated
                  any provision thereof;

                           (E) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                           (F) with respect to each sublease, to the Sellers'
                  Knowledge, the representations and warranties set forth in subsections (A) through (F) above are true and correct with respect to the underlying lease;

                           (G) the Company has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) except for the operators of leased departments as
                  defined on ss.3(q)(ii) of the Disclosure Schedule, there are no parties in possession of the leased premises, other than the Company as tenant under a lease disclosed in ss.3(q) of the Disclosure Schedule;

                           (I) to the Sellers' Knowledge, all Improvements
                  located on the leased or subleased premises have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (J) all Improvements located on the leased or
                  subleased premises are supplied with utilities and other services necessary for the current operation of said facilities; and

                           (K) to the Sellers' Knowledge the owner of the
                  facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except to the extent the same is junior to the applicable lease or sublease, except for Security Interests granted or created by the owner, real estate taxes, installments of assessments not yet delinquent and easements, covenants, and other restrictions which do not impair the current use or occupancy of the property subject thereto.

                  (iii)other than real property comprising part of the Excluded Assets, the real property described on Schedules 3(q)(i) and 3(q)(ii) constitutes all real property used in connection with the Company's business.

                  (r) INTELLECTUAL PROPERTY.

                  (i) ss.3(r)(i) of the Disclosure Schedule hereto sets forth a complete and correct list (including expiration dates) of all (a) patented or registered Intellectual Property and pending patent applications or other applications for registrations of any Intellectual Property owned or filed by the Company; (b) all trade names and unregistered trademarks used by the Company in connection with its business; and (c) all license agreements relating to the Intellectual Property to which the Company is a party.

                  (ii) Except as set forth in ss.3(r)(ii) of the Disclosure Schedule, with respect to the Intellectual Property: (a) the Company owns and possesses all right, title and interest an and to, or has a valid and enforceable license to use, the Intellectual Property necessary for the operation of the Company's business as currently conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made or, to the knowledge of the Company, is threatened; (c) the Company has not received any notices of any infringement or misappropriation by any third party with respect to the Intellectual Property;
(d) the Company has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties; and (e) all of the Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company immediately after the Closing.

                  (s) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets used or useful in the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                  (t) INVENTORY. All inventory of the Company is (a) of good and merchantable quality for sale in the Ordinary Course of Business as first quality goods at normal markups and not damaged, crushed, defaced, defective, obsolete or shopworn, or subject to recall or (b)(i) nonsalable but returnable to vendors for credit at its net realizable value (as reflected in the Company's books and less any costs of returning such goods) and not in excess of $110,000 or (ii) except for markdowns on last season's merchandise on a point-of-sale basis, marked down by the Company to a saleable price and reflected on the Most Recent Financial Statements delivered to the Buyer hereunder, and (c) in conformity with all applicable government requirements. Any inventory that is nonsalable and nonreturnable to vendors has been marked down to $0 for financial statement purposes. Except for markdowns on last season's merchandise on a point-of-sale basis, which markdowns are currently being promoted, and seasonal products retained in the Ordinary Course of Business for future sale, all markdowns shall be accrued on the Closing Financial Statements to the extent not already taken to realize the normally maintained margins upon future sales and recorded in the Company's books and records to properly reflect the value of the inventory in the Ordinary Course of Business consistent with past practices.

                  (u) CONTRACTS. ss.3(u) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party and which are not being terminated at Closing:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $50,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition with anyone other than the Parent;

                  (vi) any agreement involving any Seller or any Affiliate of a Seller (other than the Company) other than the Related Party Leases;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees (other than the Executive Compensation Agreements);

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits (other than the Executive Compensation Agreements);

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or currently anticipated prospects of the Company's business being acquired pursuant to this Agreement, other than the Bank Agreement; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in ss.3(u) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(u) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect subject to creditors rights generally; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to creditors rights generally; (C) no party is in breach or default, and to Sellers' Knowledge no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

                  (v) NOTES AND ACCOUNTS RECEIVABLE/PAYABLE. To the Sellers' Knowledge, all notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims (other than for returned goods) are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. As of the Most Recent Fiscal Year End, except in respect of disputed items, no accounts payable by the Company were past due and there has been no change in the payment terms or aging of such accounts since the immediately preceding fiscal year end.

                  (w) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

                  (x) INSURANCE. ss.3(x) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements together with three years of loss experience under any such arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);
(C) no party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and to Sellers' Knowledge no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. ss.3(x) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

                  (y) LITIGATION. ss.3(y) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Sellers' Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(y) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. No Seller nor any director or officer (or employee with responsibility for litigation matters) of the Company has any reason to believe that there is any Basis for any such action, suit, proceeding, hearing, or investigation.

                  (z) PRODUCT LIABILITY. The Company has no Liability (and to Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any such Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

                  (aa) EMPLOYEES. To the knowledge of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company other than employees who are also Sellers and the Trucking Employees. The Company is not party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company has any knowledge of any unfair labor practice committed by the Company or of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

                  (bb)     EMPLOYEE BENEFITS.

                  (i) ss.3(bb) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a) and has received a favorable determination letter from the Internal Revenue Service or has been filed within the remedial amendment period with all changes required by the 1986 Tax Reform Act.

                           (E) Except as disclosed in the notes to the Most
                  Recent Financial Statements, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the accumulated benefit obligation for such employee pension benefit plan as determined in accordance with GAAP and shown in the Most Recent Financial Statements.

                           (F) The Sellers have delivered to the Buyer correct
                  and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

             (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           (B) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers nor any director or officer (and employees with responsibility for employee benefits matters) of the Company has any knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) The Company has not incurred, none of the Sellers
                  nor any director or officer (or employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Seller will incur; any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (D) The Company does not contribute to, or ever has
                  been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                     (iii) Other than the plans referred to in ss.7(f)(C) and ss.7(g), the Company does not maintain or ever has maintained or contribute, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

                  (cc) GUARANTIES. Except for liability in its capacity as a partner of Milliken Partners, Limited, the Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  (dd) ENVIRONMENT, HEALTH, AND SAFETY.

                  (i) To the Sellers' Knowledge, Each of the Company, its predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Sellers' Knowledge each of the Company, its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) To the Sellers' Knowledge, the Company has no Liability (and none of the Company, its predecessors or Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Company, its predecessors or Affiliates giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) To the Sellers' Knowledge, all properties and equipment used in the business of the Company, its predecessors or Affiliates have been free of friable asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans- dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                  (ee) CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER. Except as set forth in ss.3(ee) of the Disclosure Schedule and otheR than the Related Party Leases and the Equipment Leases and advances to Affiliates of the Seller which have been repaid prior to or will be repaid on Closing, none of the Sellers nor any of their respective Affiliates has been involved in any transaction with the Company within the past 12 months, and neither the Sellers nor any of their respective Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

                  (ff) DISCLOSURE. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.


                  SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

                  The Buyer represents and warrants to the Sellers that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and under the Related Party Leases. Without limiting the generality of the foregoing, the board of directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement and the Related Party Leases by the Buyer. This Agreement constitutes, and when executed by the Buyer the Related Party Leases will constitute, the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except as described in ss.5(b).

                  (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (e) INVESTMENT. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (f) FINANCIAL STATEMENTS. Attached hereto as Schedule 4(f) are the audited balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the fiscal year ended February 3, 1996, for the Parent, which financial statements (including the notes thereto) have been prepared in accordance with GAAP, present fairly the financial condition of the Parent as of such date and the results of operations of the Parent for such period and are correct and complete in all material respects.


                  SECTION 5. PRE-CLOSING COVENANTS.

                  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

                  (b) NOTICES AND CONSENTS. The Sellers will give any notices to third parties, and the Sellers will obtain any third party consents described in ss.3(c) and (h) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and (h) and ss.4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable in connection therewith. The Buyer will pay the filing fees incurred in connection with the Hart-Scott-Rodino filings.

                  (c) OPERATION OF BUSINESS. The Sellers will ensure that the Company does not engage in any practice, take any action, or enter into any transaction of the sort described in ss.3(m) above. In addition, the Sellers will ensure that the Company does not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than Permitted Tax Distributions) or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Assumed Liability or obligation (including any costs and expenses the Sellers have incurred or may incur in connection with this Agreement and the transactions contemplated hereby), (iii) make any change in its accounting practices, procedures or methods or its cash management practices; or (iv) except for a Permitted Tax Distribution, the termination of the Executive Compensation Agreements or any disposition of the Excluded Assets, make any agreement or arrangement or consummate any property transfer or other transaction with any of its Affiliates, officers, stockholders or employees including, without limitation, any (A) loan or advance of funds to any such person, or (B) the creation or discharge of any intercompany account; PROVIDED; that the disposition of the Excluded Assets shall be consummated so that the Company has no residual liability in respect of any assets (including any lease) disposed of.

                  (d) PRESERVATION OF BUSINESS. The Sellers will ensure that the Company keeps its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (e) FULL ACCESS. Upon reasonable prior notice to the Sellers, the Sellers shall give the Buyer and its authorized representatives (including their independent public accountants, environmental consultants, attorneys and any other consultants the Buyer reasonably deems necessary) reasonable access during normal business hours to the Company's executive officers, employees, properties, books and records, and bankers and shall furnish the Buyer and its respective authorized representatives with such financial and operating data and other information concerning the business and properties of the Company as the Buyer may from time to time reasonably request.

                  (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of the representations and warranties of it in ss.3 or ss.4 above or any of the conditions set forth in ss.6 below.

                  (g) EXCLUSIVITY. The Sellers will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

                  (h) CLOSING BOOKS. The Sellers shall cause the Company to be in a position to close its books as at the Closing and to prepare the Closing Financial Statements.


                  SECTION 6. CONDITIONS TO CLOSING.

                  (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Sellers shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Shares;

                  (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iii) is satisfied in all respects;

                  (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Sellers and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and (h) and ss.4(c) above;

                  (vi) the Related Party Leases shall have been entered into by each of the persons party thereto (other than the Buyer) together with memoranda thereof in form satisfactory for recording and shall be in full force and effect and there shall be no default under any of them;

                  (vii) the Sellers have obtained and delivered to the Buyer the consents described in ss.3(h) of the Disclosure Schedule, other than any consent required pursuant to the Bank Agreement;

                  (viii) the Sellers shall have entered into an assumption agreement in the form attached as EXHIBIT B with respect to the Assumed Liabilities;

                  (ix) the Sellers shall have delivered releases from the counter parties to the stock appreciation rights unconditionally releasing the Company from its obligations thereunder upon payment of termination amounts not exceeding $27,218 in aggregate;

                  (x) the Sellers shall have delivered executed amendments of the First Weston head office lease, the First Weston hanging warehouse lease, the Robert M. Uhlman Flat Warehouse lease, providing that such leases are terminable by the Company's on one month's notice and without additional cost to the Company;

                  (xi) the Sellers shall have delivered releases from each of the holders of the Stockholder Notes and the lessors of the Equipment Leases unconditionally releasing the Company from its obligations under the Stockholder Notes and Equipment Leases respectively;

                  (xii) the Sellers shall have delivered releases from the Milliken Partnership and each of its partners (other than the Company) unconditionally releasing the Company from and indemnifying the Company with respect to, Liabilities arising out of the Company's acting or purporting to act as general partner of the Partnership;

                  (xiii) Vail shall have delivered the Interim Services Agreement in the form attached as EXHIBIT E hereto executed by the parties thereto and in full force and effect;

                  (xiv) the Sellers shall have delivered at least 2 days before Closing (A) the Closing Financial Statements (B) the unaudited balance sheet as at the end of, and statement of income, changes in stockholders' equity and cashflow for, the first fiscal quarter of 1996 prepared in accordance with

         Regulation S-X of the Securities Act and (C) the projected unaudited balance sheet as of the Closing Date and statement of income, changes in stockholders' equity and cash flow for the period from February 3, 1996 through the Closing Date, for the Company each prepared in accordance with GAAP;

                  (xv) the Buyer shall have received from counsel to the Sellers an opinion in form and substance satisfactory to Buyer's counsel, addressed to the Buyer and dated as of the Closing Date;

                  (xvi) the Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Company after the Closing;

                  (xvii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

                  (xviii) there shall be no material adverse difference between the financial position of the Company as disclosed in the Most Recent Financial Statements delivered on the date hereof and that disclosed in the Closing Financial Statements except for those arising as a direct result of seasonal losses since February 3, 1996 consistent with the Company's performance in recent years, the making of a Permitted Tax Distributions or the absence of Excluded Assets.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of each Seller to consummate the transactions to be performed by him or her in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contem plated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                  (v) the Related Party Leases shall have been entered into by the Buyer together with memoranda thereof in form satisfactory for recording and shall be in full force and effect and there shall be no default under any of them;

                  (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and (h) and ss.4(c) above;

                  (vii) the Sellers shall have received from counsel to the Buyer an opinion in form and substance satisfactory to Sellers' counsel, addressed to the Sellers and dated as of the Closing Date; and

                  (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.


                  SECTION 7. POST-CLOSING COVENANTS.

                  The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents by such Party or any of its Affiliates) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.9 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company other than those related solely to Excluded Assets; provided that copies of all such documents shall be made available to the Sellers from time to time as the Sellers may reasonably request.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.9 below).

                  (c) TRANSITION. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Sellers will refer all customer inquiries relating to the businesses of the Company to the Company from and after the Closing.

                  (d) CONFIDENTIALITY. All information disclosed in writing, whether before or after the date hereof, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other Party (or its representatives) shall be kept confidential by such other Party and its representatives and shall not be used by any Persons other than potential financing sources of the Buyer and otherwise as contemplated by this Agreement, except to the extent that (a) such information is known by the recipient when received, (b) such information is or hereafter becomes lawfully obtainable from other sources, (c) it is necessary or appropriate to disclose such information to a governmental body having jurisdiction over the Party from whom disclosure is sought, (d) any requirement of law or governmental rule or regulation requires otherwise, or (e) such duty as to confidentiality is waived in writing by the other Party. If this Agreement is terminated, each Party shall use all reasonable best efforts to return upon written request from any other Party all documents (and reproductions thereof) received by it or its representatives from such other Party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this ss.7(d), unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

                  (e) COVENANT NOT TO COMPETE. For a period of three years from and after the Closing Date, neither Vail nor Sharon K. Vail will engage directly or indirectly in any business that the Company conducts as of the Closing Date in Ohio, Michigan or Indiana, other than the Trucking Business; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. Further, during the three year period commencing on the Closing Date neither Vail, Sharon K. Vail nor James L. Stainbrook will solicit the employment, services or business (as the case may be) of (i) any of the Available Employees employed by the Company during, the 3-year period commencing on the Closing Date or the 180-day period commencing on the date any such Available Employee is terminated by the Company, whichever lapses first, or (ii) any present or future customers or suppliers of the Company (except, in the case of customers and suppliers, in connection with the Trucking Business and except, in the case of terminated employees, with the prior written consent of the Company, such consent not to be unreasonably withheld). As consideration for the undertakings given in this ss.7(e) and provided that no Party is in breach of any such undertaking the Company shall pay to Vail three annual payments of $150,000 each, payable in equal quarterly installments in arrears. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.7(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (f) SEVERANCE BENEFITS TO CERTAIN EMPLOYEES.

                  (A) The Buyer shall cause the Company to pay to each of James
         L. Stainbrook, Mason and Steketee the severance and other benefits described on Schedule 7(f) at the times and subject to the conditions set forth on that Schedule.

                  (B) Further, the Buyer shall cause the Company to pay to each Available Employee (other than Mason and Steketee) who is employed in the Company's central office or central distribution center or who is a store manager or supervisor, and whose employment with the Company is terminated (other than for cause) or who resigns after being demoted or subjected to a reduction in pay (other than for cause), in each case during the six (6) month period commencing on the Closing Date, severance payments equal to at least one (1) week of his or her compensation for each full year of service with the Company, but not less than; (i), in the case of hourly wage employees, three (3) weeks of compensation or (ii), in the case of the salaried employees listed on Schedule 7(f) twelve (12) weeks of compensation (including during that twelve (12) week period a contribution by the Company equal to what would have been payable by the Company with respect to such employee under the Company's health care plan, such contribution to be used to satisfy in part amounts payable by that employee with respect to COBRA). Any Available Employee (other than Mason and Steketee) who is not entitled to receive the severance benefit provided in the preceding sentence and whose employment with the Company is terminated (other than for cause) or who resigns immediately after being demoted or subjected to a reduction in pay (other than for cause) shall be entitled to receive from the Company severance payments computed pursuant to the Parent's plan applicable at the relevant time based upon such employee's service with the Company at that time. All severed employees shall also receive any vacation pay accrued in accordance with the Company's written vacation policy and shall be entitled to participate in one session of group counseling and up to 3 hours of private counseling as part of a program to be arranged by the Company at the Company's expense. The Buyer agrees (subject to compliance with ERISA) to offer all Available Employees employed by the Company and who would have been entitled to participate in the Company's current 401(k) plan as at July 1, 1996, the right to participate as at July 1, 1996, without regard to any eligibility or waiting period, in the section 401(k) plan operated by the Parent as at the Closing for the benefit of the Parent's employees.

                  (C) The Sellers agree to indemnify the Buyer and the Company for the amount by which;

                           (i) the Closing Date value of certain unbooked
                  pension benefit to retirees of the Company, McGinnis and Nicolls, as determined by Ernst & Young;

                           (ii) the Closing Date value of certain unbooked (or
                  included in the Company's books as transition obligations) bridge health care benefits to retirees of the Company, as determined by Ernst & Young;

                           (iii) 20% of the amount paid to Mason and 60% of the
                  amount paid to Steketee pursuant to ss.2(e)(i) above; and

                           (iv) the total of the amounts identified on Schedule
                  7(f) as being part of the amount chargeable to the Sellers pursuant to this ss.7(f)(C) (being various portions of the amounts payable by the Company pursuant to ss.7(f)(A) and ss.7(f)(B)(ii)).

         exceed in aggregate $500,000.00, such amount to be payable to the Company as provided in Schedule 7(f) out of the escrow pursuant to the terms of the Escrow Agreement.

                  (D) The Buyer agrees to use the proceeds from the current insurance policy held by the Company with respect to Ann McHuron to purchase annuities which will yield $600 per month, payable to Ann McHuron on her retirement.

                  (g) TERMINATION OF CERTAIN BENEFIT PLANS. The Sellers agree to cause the Company to "freeze" its 401(k) plan prior to the Closing. The Sellers will supervise the Company's termination of the Defined Benefit Plan and the Company's 401(k) plan as soon as practicable after the Closing and will have sole discretion with respect to the appointment of attorneys, accountants and actuaries involved in the termination process. The Company will co-operate with respect to such terminations and will provide the funds necessary (as certified by the trustees of the relevant plan) to terminate such plans. If appropriate documentation terminating the Defined Benefit Plan and the Company's 401(k) plan has not been filed with the PGBC and the Internal Revenue Service within six-month of Closing the Company may proceed to terminate the benefit plan or plans with respect to which no such filing has been made without the involvement of the Sellers and may engage such persons as the Company deems appropriate. The amount by which the total of all costs and expenses (including the amount of any under funding) associated with the termination of the Company's 401(k) plan or the Defined Benefit Plan, or both (whether conducted by the Sellers or the Company), exceeds the under funding estimate deducted pursuant to ss.2(d) will be payable by the Sellers to the Company by deduction from the escrow pursuant to the terms of the Escrow Agreement and the Sellers indemnify the Company with respect to any such amounts paid by the Company. If the total amount of such costs and expenses is less than the under funding estimate deducted pursuant to ss.2(d), the Company will reimburse the difference to the Sellers. The Company will, in determining the amount, if any, payable by the Sellers under this Section, credit the Sellers with interest on the amount of the underfunding estimate deducted pursuant to ss.2(d) at the rate equal to that accruing on amounts held pursuant to the Escrow Agreement from the date of the Closing for up to six months.

                  (h) CONTINUATION OF INSURANCE. For so long as the Sellers' indemnity under ss. 9 remains in effect, the Buyer shall maintain in full force and effect insurance coverage substantially equivalent to that coverage maintained by the Buyer in the Ordinary Course of Business; PROVIDED, that in circumstances where such coverage is less than (or has a greater deductible than) the coverage maintained by the Company in the Ordinary Course of business on the date hereof, the Sellers shall have no indemnity obligation to the Buyer pursuant to this Agreement to the extent of such difference.

                  (i) MISCELLANEOUS INDEMNITIES. The Sellers agree to indemnify the Buyer on demand for the following amounts (i) the amount, if any, by which the Funded Debt of the Company as at the Most Recent Fiscal Year End was in excess of $14,680,000, (ii) the amount, if any, by which the total amount properly payable to terminate the stock appreciation rights described in ss.2(e)(i) exceeds the amounts set forth in that section, (iii) the amount, if any, by which the amount required to terminate the Equipment Leases at the Closing exceeds $309,480 plus any interest due thereon since May 31, 1995 to the date of Closing, (iv) the amount, if any, by which the amount required to repay the Stockholder Notes at the Closing exceeds $1,113,265 plus any interest due since May 31, 1996 to the date of Closing,(v) half of the amount paid by the Company with respect to the counseling provided for severed employees pursuant to ss. 7(f)B and (vi) amounts paid by the Company pursuant to ss.7(f)(B) with respect to health care benefits during any period for which severance is chargeable to the Sellers pursuant to ss.7(f)(c)(iv).

         SECTION 8.  TAX MATTERS.

The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

                  (a) SECTION 338(H)(10) ELECTION. The Sellers agree, if so directed by the Buyer, to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Company hereunder.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date.

                  (c) COOPERATION ON TAX MATTERS.

                  (i) The Buyer, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                      (ii) The Buyer and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                     (iii) The Buyer and the Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (d) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, if any, relating to the transfer of the Shares hereunder, shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                  (e) ALLOCATION OF PURCHASE PRICE. The Parties agree that the Purchase Price and the liabilities of the Company will be allocated to the assets of the Company for Tax purposes in accordance with Section 1060 of the Code and as determined by the Company. The Buyer, the Company and the Sellers will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.


                  SECTION 9. SURVIVAL AND INDEMNITY.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto and the rights to indemnification provided under thisss.9 shall survive the Closing and shall continue (i), in the case of the representations and warranties contained inss.3(a), (b), (c), (e), the first sentence of (f), (g), and
         (j), andss.(4)(a), (b), (c) and (e) and the rights of indemnification with respect thereto, forever; (ii), in the case of the representations and warranties contained inss.3(p) andss.3(dd) and the rights of indemnification with respect thereto, until all applicable statutes of limitation have expired; (iii), in the case of all other representations and warranties and the rights of indemnification with respect thereto, the second anniversary of the Closing Date; PROVIDED, that in the event either Party gives written notice to the other Party that either (x) a Third Party Claim has been received or (y) the notifying Party has become aware of facts, events or circumstances, in any such case which such Party believes in good faith may give rise to a Third Party Claim for indemnification pursuant to this ss.9, prior to the expiration oF the relevant survival period for the representation or warranty to which such Third Party Claim relates, such representation or warranty shall continue with respect only to such Third Party Claim until such Third Party Claim is finally resolved.

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. Subject to the provision of ss.9(c) below, in the event any of thE Sellers breaches (or in the event any third party alleges facts that, if true, would mean such Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, each of the Sellers jointly and severally agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer or the Company may suffer resulting from, arising out of, relating to, or caused by the breach (or the alleged breach) including by virtue of any Assumed Liability becoming a Liability of the Company. Any indemnification payable by the Sellers to the Buyer pursuant to this ss.9(b) shall be paid within twenty-five dayS of Buyer's request therefor.

                  (c) MAXIMUM LIABILITY FOR CERTAIN BREACHES. The Buyer shall have no claim for indemnification and no Seller shall have any obligation to indemnify and reimburse the Buyer pursuant to ss.9(b) in respect of any breach of a representation or warranty referred to in ss.9(a)(ii) or (iii) (but excluding a breach of ss.3(p)) unless and until the aggregate of all claims for indemnification for breaches of the representations and warranties referred to in ss.9(a)(ii) or (iii) (but excluding a breach of ss.3(p)) exceeds $200,000 whereupon all amounts (including the aforementioned $200,000) may be claimed and are recoverable hereunder. The Sellers' liability with respect to the representations and warranties referred to in ss.9(a)(iii) shall in no event exceed the sum of $1,500,000. Notwithstanding anything in this Agreement to the contrary, the provisions of this ss.9(c) shall not apply to any claims made with respect to the breach of any other provision of this Agreement; including any representations or warranties contained in this Agreement and not specifically referred to in this ss.9(c).

                  (d) SATISFACTION OF CLAIMS. Notwithstanding any other provision of this ss.9, the Buyer shall satisfy any claims it might have against the Sellers under this Agreement with respect to breaches of the representations and warranties contained in this Agreement first, in accordance with provisions of the Escrow Agreement by recourse to the funds and assets held from time to time pursuant to the terms of the Escrow Agreement until such funds and assets are exhausted and thereafter by recourse to the Sellers who shall be jointly and severally liable for the payment of any such claims which by the terms of this ss.9 survive the termination of the Escrow Agreement. Payment shall be made to the claimant within twenty-five days after it has become due under this Agreement.

                  (e) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, the Buyer and the Company each agrees to indemnify the Sellers from and against any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Further, the Buyer and the Company shall hold each of the Sellers harmless, on an after-tax basis,from any federal income tax liability of that Seller equal to the amount determined by multiplying (A) any net ordinary income with respect to the sale of the Company hereunder generated solely by that Seller making a Section 338(h)(10) election pursuant to ss.8 hereof and (B) any difference between the federal tax rate applicable to individual capital gains and to the ordinary income referred to in subparagraph (A) (not to exceed the difference between 39.6% and 28%). Net ordinary income for this purpose shall not include any gain with respect to the sale of capital assets (including any net gain on the sale of operating assets under Section 1231 of the Code). A tax determination pursuant to this Section shall be deemed to be a claim by a third party subject to the provisions of ss.9(f) hereof. Any indemnification payable by the Buyer pursuant to this ss.9(e) shall be paid within twenty-five days of Sellers' written demand therefore accompanied by supporting documentation.

                  (f) MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnifi cation against any other Party (the "Indemnifying Party") under this ss.9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.9(f)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in ss.9(f)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party

                                      -44-

         promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
         (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.9.

                  (g) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this ss.9. All indemnification payments under this ss.9 shall be deemed adjustments to the Purchase Price.

                  (h) INDEMNIFICATION PROVISIONS EXCLUSIVE. The foregoing indemnification provisions are intended to provide the exclusive remedies of the parties hereunder. Any other statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant is hereby waived; PROVIDED, however, that nothing in this Agreement derogates from any remedy any party may have for a breach of a representation, warranty or covenant based on common law fraud.


                  SECTION 10. TERMINATION.

                  (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing; the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the tenth Business Day following the date of this Agreement if the Buyer is not reasonably satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Company, the Sellers may terminate this Agreement pursuant to ss. ____ of the Escrow Agreement and; any Party may unilaterally terminate this Agreement by giving written notice to the other Parties at any time prior to the Closing if the Closing shall not have occurred on or before June 30, 1996, by reason of the failure of any condition precedent under ss.6 hereof (unless the failure results primarily from the breach of any representation, warranty, or covenant contained in this Agreement by the Party seeking unilateral termination);

                  (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and any remedies provided under the Escrow Agreement) and each Party shall return to any other Party from whom it has obtained information and documents, such information and documents and any copies thereof.

                  SECTION 11. MISCELLANEOUS.

                  (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party which cannot be unreasonably withheld; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party except that the Buyer may assign its rights hereunder to any wholly-owned subsidiary of it or the Parent without the Sellers' consent and the Sellers may assign their rights hereunder together with any transfer of their Shares to one another or to members of their immediate families or trusts solely for any of them, without the Buyer's or the Parent's consent.

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by FedEx or other nationally recognized courier, registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  IF TO THE SELLERS:

                  Roger S. Vail
                  4269 River Road
                  Toledo, Ohio 43614

                           WITH A COPY TO:

                           Barton L. Wagenman, Esq.
                           Shumaker, Loop & Kendrick
                           1000 Jackson
                           Toledo, Ohio 43624-1573

                  IF TO THE BUYER OR THE PARENT:

                  James A. Marcum
                  Specialty Retailers, Inc.
                  10201 Main Street
                  Houston, Texas 77025

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) SELLERS' REPRESENTATIVE. Each of the Sellers irrevocably and unconditionally constitutes and appoints Vail to be his or her agent and attorney-in-fact in connection with all matters pertaining to this Agreement with the authority to:

                           (i) amend or waive any provision of this

                  Agreement (other than this ss.11(h)), provided that no such amendment shall affect the rights or obligations of one Seller vis-a-vis another Seller except in proportion to the percentage of the Purchase Price received by each Seller;

                           (ii) give and receive all notices required or
                  permitted to be given or received on behalf of Sellers and to make any claims against Buyer;

                           (iii)take any and all other action required or
                  permitted to be taken by Sellers pursuant to this Agreement;
                  and

                           (iv) make all claims on behalf of the Sellers and
                  settle and compromise all claims made by the Sellers, the Buyer or the Company with respect to this Agreement.

The Sellers further agree that Vail shall be fully protected and saved harmless by the Sellers in exercising, or in declining to exercise, any power provided herein, as he in his sole discretion shall determine to be in the interest of the Sellers. In the event of the death, resignation or other incapacity of Vail, his successor under this provision shall be appointed by the Sellers or their successors according to a majority of their shares of the Purchase Price received. The Buyer is entitled to rely on any action taken or instrument executed by Vail pursuant to this ss.11(h)and shall have no duty to inquire into the circumstances in which such action is taken or such instrument is executed.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k)      SEVERABILITY.  Any term or provision of this

Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) EXPENSES. Each of the Buyer, the Parent and the Sellers, will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

                  (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                  (p) SUBMISSION TO JURISDICTION. Each of the Parties submits to the non-exclusive jurisdiction of any state or federal court sitting in New York, New York or Toledo, Ohio in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in ss.11(g) above. Nothing in this ss.11(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                                      *****

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

PALAIS ROYAL, INC.


By:-----------------------------

Name:
Title:


- --------------------------------
ROGER S. VAIL


- --------------------------------
SHARON K. VAIL


- --------------------------------
JAMES L. STAINBROOK


- --------------------------------
MELISSA A. UHLMAN


- --------------------------------
FRED W. UHLMAN, JR.


- -----------------------------------
ROBERT M. UHLMAN


- -----------------------------------
VIRGINIA U. NADER